QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

        We hereby consent to the inclusion in this Current Report on Form 8-K of Eagle Bancorp, Inc. of our reports dated March 21, 2014 and March 27, 2013 relating to our audits of the consolidated financial statements of Virginia Heritage Bank as of December 31, 2013, 2012 and 2011 and for the three years ended December 31, 2013, which are included in exhibits 99.1 and 99.2 hereto, and to the incorporation of such reports by reference in the Registration Statements of Eagle Bancorp, Inc. on Forms S-3 (Nos. 333-140314, 333-156560 and 333-183054) and Form S-8 (Nos. 333-78449, 333-89838, 333-116353, 333-135072, 333-153426, 333-159755, 333-175966, 333-187713, and 333-199875).

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
November 6, 2014

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR